U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2005

ENERGYTEC, INC.

(Exact name of registrant as specified in its charter)

(Commission File No. 000-50072)

Nevada	75-2835634
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14785 Preston Road, Suite 550, Dallas, Texas 75254

(Address of principal executive offices)

(972) 789-5136

(Registrant’s telephone number)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 22, 2005, Energytec, Inc. closed the acquisition of 55 wells located on 35 leases covering four fields in Hopkins and Wood Counties, Texas, along with property and equipment at a total price of $5,600,000 cash. Assets were acquired from Cordell Energy Corporation, its owner, and affiliates, with whom the company had no affiliation prior to the transaction.

Item 3.02	Unregistered Sales of Equity Securities

In an 8-K filed on October 24, 2005, Energytec reported that it was pursuing the sale of 5,000,000 shares of its common stock in a private placement. Since Energytec’s last report on Form 10-Q filed November 14, 2005, the Company has sold 820,026 additional shares at $2,255,072. The private placement is continuing with respect to 3,463,473 additional shares at an offering price of $2.75 per share, or a total of $9,524,551. There is no assurance any of these additional shares will be sold.

The securities are offered and sold in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. Each of the investors represented that it is an “accredited” investor within the meaning of Rule 501 adopted under the Securities Act of 1933. No commission was paid to any person in connection with effecting the transaction.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit 10.01	Assignment and Bill of Sale of Oil and Gas Leases

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYTEC, INC.

Date: November 29, 2005	By:	/s/ FRANK W. COLE
Frank W Cole, President

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